Exhibit 10.4
AMENDMENT TO INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT
AND
RETIREMENT BENEFIT PACKAGE AGREEMENT
    This Amendment to the Independent Contractor Consultancy Agreement and the Amended and Restated Retirement Benefit Package Agreement (the “Amendment”) is made effective as of September 24, 2020 (the “Effective Date”) by and between Ross Stores, Inc. (“Company” or “Ross”) and Norman A. Ferber, an individual (“Contractor” or “Ferber”), and amends (i) the Amended and Restated Independent Contractor Consultancy Agreement entered into by the Company and Contractor effective as of January 6, 2010 and subsequently amended effective January 30, 2012, February 17, 2015, March 1, 2017, February 1, 2018, July 30, 2019 and April 1, 2020 (collectively, the “Consultancy Agreement”) and (ii) the Amended and Restated Retirement Benefit Package Agreement entered into by the Company and Contractor effective as of January 6, 2010 and subsequently amended effective January 30, 2012, February 17, 2015, and January 1, 2016 (collectively, the “Benefit Agreement”) as follows:
1.Section 2.1 of the Consultancy Agreement is hereby amended by replacing the phrase “$2,250,000” with the phrase “$1,600,000”, effective June 1, 2021.

2.Section 2.3 of the Consultancy Agreement is hereby amended by replacing both references therein to the phrase “May 31, 2021” with the phrase “May 31, 2022”.

3.Section 8.1 of the Consultancy Agreement is hereby amended by replacing the phrase “May 31, 2021” with the phrase “May 31, 2022”.

4.Section 8.2 of the Consultancy Agreement is hereby amended by adding the following new sentence immediately after the last sentence:

    “Notwithstanding anything herein to the contrary, effective June 1, 2021, if this Agreement is terminated prior to the Termination Date for any reason by either party (except as provided in Section 8.4 [Death] below), the Contractor shall continue to be paid the annual fee specified in Section 2.1 through the 90th day following delivery of the notice of such termination to the other party.”
5.Section 2 of the Benefit Agreement is hereby amended to read as follows:

“Secretary. Ross agrees to provide Ferber with a full-time secretary while he is retained by Ross as Consultant through May 31, 2022, including the services of his present secretary for so long as he requests her services and she is able and willing to serve.”
6.Except as so amended, the Consultancy Agreement and Benefit Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreements as of the first date first written above.

Company:		Contractor:

ROSS STORES, INC.		NORMAN A. FERBER

By:	/s/George P. Orban	By:	/s/Norman A. Ferber
George P. Orban
Chairman, Compensation Committee